THIRD AMENDMENT TO LOAN AND SECURITY
AGREEMENT AND JOINDER

This THIRD AMENDMENT AND JOINDER (this “Amendment”) to the Loan and Security Agreement referenced below is entered into as of December 12, 2025, by and among LAGO EVERGREEN SPE, LLC, a Delaware limited liability company, as borrower (the “Borrower”), LAGO EVERGREEN CREDIT (f/k/a LAGO EVERGREEN CREDIT, LLC, a Delaware limited liability company), a Delaware statutory trust, as servicer (the “Servicer”) and as originator (the “Originator”), LAGO ASSET MANAGEMENT, LLC, Delaware limited liability company, as investment manager (the “Investment Manager” and collectively with the Borrower, the Servicer and the Originator, each individually a “Lago Party” and collectively the “Lago Parties”), KEYBANK NATIONAL ASSOCIATION, as syndication agent (the “Syndication Agent”), as agent for the Lenders (the “Agent) and as Lender (the “Initial Lender”) and Axos Bank as a new lender (the “New Lender” and together with the Initial Lender the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Loan and Security Agreement.

R E C I T A L S:

WHEREAS, the Borrower, the Servicer, the Originator, the Initial Lender, the Investment Manager, the Syndication Agent and the Agent are parties to that certain Loan and Security Agreement, dated as of February 28, 2025 (as such agreement may be amended, supplemented or otherwise modified heretofore the “Loan and Security Agreement”); and

WHEREAS, pursuant to and in accordance with Section 2.14 of the Loan Agreement, the Borrower has requested that the New Lender be joined to the Loan and Security Agreement on the date hereof as a “Lender” thereunder and the Borrower has agreed to such joinder, subject to the terms and conditions hereof.

WHEREAS, the parties hereto have agreed to further amend the Loan and Security Agreement, as more specifically set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.
Joinder.
(a)
By its signature below, the New Lender joins in and becomes a party to the Loan and Security Agreement with a Commitment as set forth in Schedule C-1 to the Loan and Security Agreement (after giving effect to the amendments set forth in Section 2 below), and irrevocably and expressly assumes all the rights and obligations of a Lender under the Loan and Security Agreement and the other Loan Documents, and agrees to be bound by the terms of the Loan and Security Agreement and each other Loan Document.
(b)
The New Lender hereby (i) represents and warrants that (A) it has the full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender, (B) it satisfies the requirements, if any, specified in the Loan and Security Agreement that are required to be satisfied by it in order to become a Lender, (C) from and after the date hereof, it shall be bound by the provisions of the Loan and Security Agreement and the other Loan Documents as a Lender, and (D) it has received a copy of the Loan and Security Agreement and the other Loan Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to provide its Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, (ii) designates and appoints the Agent as its agent under the Loan and Security Agreement and the other Loan Documents, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan and Security Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, and (iii) agrees that (A) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Security Agreement and other Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Security Agreement and the other Loan Documents that are required to be performed by it as a Lender.
Section 2.
Amendments to the Loan and Security Agreement. The Loan and Security Agreement (including the Schedules and Exhibits) is, as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, hereby amended in accordance with this Section 2.
2.1
The definition of “Eligible Account Debtor” in Section 1.1 of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

“Eligible Account Debtor” means those Account Debtors that satisfy the criteria set forth below as of any date of determination (unless specifically determined to be eligible by ~~Agent~~ Required Lenders following a review thereof on a case-by-case basis):

(a)
the Account Debtor with respect to such Note Receivable is not (i) the United States or any department, agency, or instrumentality of the United States, (ii) any state of the United States, or (iii) the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;
(b)
the Account Debtor with respect to such Note Receivable is not an Affiliate of the Originator, the Servicer, the Investment Manager, or Borrower;
(c)
the Account Debtor is domiciled in the United States of America or Canada;
(d)
the Account Debtor is not a commercial finance company primarily engaged in providing commercial or consumer loans or leases;
(e)
the Account Debtor is not subject to an Insolvency Proceeding;
(f)
[reserved];

(g)
the Account Debtor has an LTV (including all funded debt that is senior to or pari passu to such Note Receivable) that does not exceed (i) at the time of origination of such Note Receivable, 25%, unless the Borrower has a positive EBITDA, in which case such LTV does not exceed 35%, and (ii) as of such date of determination, 30%;
(h)
if the related Note Receivable is a Recurring Revenue Note Receivable, the Account Debtor has a Loan to ARR Ratio that does not exceed (i) at the time of origination of such Note Receivable, 1.00x, and (ii) as of such date of determination, 2.00x;
(i)
the Account Debtor (i) has raised equity capital (including any subordinated debt) in an amount greater than or equal to $7,500,000 since its inception, (ii) has TTM EBITDA of at least $7,500,000 or (iii) has (x) TTM Revenue in an amount greater than $15,000,000 and (y) Cash Runway of at least twelve (12) months of operations;
(j)
if the related Note Receivable is a Recurring Revenue Note Receivable, the Account Debtor has an ARR greater than or equal to $5,000,000; and
(k)
the Account Debtor is not (i) a person subject to Sanctions, (ii) operating in a jurisdiction subject to Sanctions or (iii) owned or controlled by a person subject to Sanctions.
2.2
The definition of “Eligible Note Receivables” in Section 1.1 of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

“Eligible Note Receivables” means those Note Receivables that comply with each of the representations and warranties respecting Eligible Note Receivables made in the Loan Documents, and that are not excluded as wholly or partially ineligible by virtue of one or more of the excluding criteria set forth below. Eligible Note Receivables shall not include all or any portion of a Note Receivable (unless specifically determined to be eligible by ~~Agent~~ Required Lenders following a review thereof on a case-by-case basis) unless, in each case:

(a)
such Note Receivable is approved, documented, managed and otherwise in conformance with the Required Procedures;
(b)
such Note Receivable is a Recurring Revenue Note Receivable or Enterprise Value Note Receivable;
(c)
such Note Receivable shall not have been subject to a Material Modification, unless the Agent has provided its prior written consent at the direction of the Required Lenders;
(d)
the ratio of the related Account Debtor’s total Indebtedness to EBITDA does not exceed 3.00x, unless such Note Receivable represents a loan made to an Account Debtor that is backed by a Financial Sponsor;
(e)
such Note Receivable is not a Defaulted Note Receivable, unless approved by Agent in its sole discretion;

(f)
such Note Receivable has an original term to maturity of not more than forty-eight (48) months;
(g)
the Account Debtor in respect thereof is generally able to meet its financial obligations, and shall not have gone out of business or be subject to an Insolvency Proceeding, and such Note Receivable is not a “debtor-in-possession” loan;
(h)
such Note Receivable is documented by the Approved Forms, or other documentation acceptable to Agent in its Permitted Discretion;
(i)
such Note Receivable represents a valid and binding obligation owed to Borrower and enforceable in accordance with its terms for the amount outstanding thereof, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights;
(j)
such Note Receivable was originated by the Originator or an Approved Third-Party Originator;
(k)
Borrower owns the full and undivided interest in such Note Receivable (or, in the case of a Note Receivable representing a loan made as part of an Eligible Co-Lending Arrangement, its portion of such Note Receivable that is pledged pursuant to this Agreement);
(l)
if such Note Receivable represents a loan made as part of a syndicated or other co-lending arrangement with one or more third-party lenders, (i) such syndicated or co-lending arrangement is subject to intercreditor or other agreements consistent with the Required Procedures, and (ii) the Borrower (or the Servicer on behalf of the Borrower) shall have instructed the Account Debtor or related administrative or paying agents under the Note Receivable Documents to remit all Collections payable to the Borrower directly to the Collection Account (a syndicated or other co-lending arrangement meeting each of such tests being an “Eligible Co-Lending Arrangement”);
(m)
such Note Receivable has been originated in accordance with and complies in all material respects with, all applicable federal, state and local laws and regulations, including applicable usury and applicable Credit Protection Laws;
(n)
such Note Receivable requires current cash payments of interest on at least a quarterly basis;
(o)
such Note Receivable is a secured Note Receivable and is a First Lien Note Receivable, an Eligible Second Lien Note Receivable or a Revolving Note Receivable; provided, that if such Note Receivable is a Revolving Note Receivable, such Revolving Note Receivable (i) does not allow for advances to be made more than once per calendar month and (ii) any advance requires at least fifteen (15) days’ prior written notice;
(p)
the information with respect to such Note Receivable set forth in the Note Receivable data tape provided to Agent and to the Sub-Servicer as of the Closing Date and each month shall be true and correct in all material respects;

(q)
all of the Required Asset Documents with respect to such Note Receivable shall have been delivered to the Collateral Custodian in conformity with the Loan Documents;
(r)
such Note Receivable is a Control Position Note Receivable, unless approved by Agent in its sole discretion;
(s)
such Note Receivable is payable in Dollars;
(t)
the Account Debtor with respect to such Note Receivable is an Eligible Account Debtor;
(u)
such Note Receivable is owed by an Account Debtor that (i) was not rated lower than an Internal Risk Rating of “3” in accordance with the Required Procedures when acquired by Borrower, and (ii) is not rated lower than “2” in accordance with the Required Procedures at any other time; provided, however, that such Note Receivable shall only be ineligible pursuant to this clause (ii) during any period that Account Debtor is rated lower than an Internal Risk Rating of “2” in accordance with the Required Procedures;
(v)
such Note Receivable is not (i) a Real Estate Loan, (ii) a Structured Finance Obligation or similar off-balance sheet financing vehicle, (iii) a derivative instrument, or (iv) a consumer obligation;
(w)
the Account Debtor with respect to such Note Receivable is not in a Prohibited Industry;
(x)
the Borrower shall have good and indefeasible title to, and be the sole owner of, its interest in such Note Receivable, subject to no liens, charges, mortgages, encumbrances or rights of others other than Permitted Liens and has, as applicable, a perfected first or second security interest in the collateral securing such Note Receivable;
(y)
[reserved];
(z)
there shall be no obligation on the part of the Borrower or any other party to make any payments in respect of such Note Receivable in addition to those made by the applicable Account Debtor;
(aa)
there shall not be any statement, report or other document signed by the Originator constituting a part of the applicable file in respect of such Note Receivable which contains any untrue statement of a material fact or omits to state a material fact in respect of such Note Receivable required to make such statement, report or other document not materially misleading;
(bb)
the Borrower, and, to the Borrower’s knowledge, any other parties which have an interest in such Note Receivable, whether as mortgagee, assignee, pledgee or otherwise, shall be in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein any collateral is located, and with respect to any applicable federal laws;

(cc)
as of the applicable Funding Date, there is not any default, breach, violation or event of acceleration existing under such Note Receivable or any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration;
(dd)
as of the applicable Funding Date, any party to such Note Receivable and any related document pursuant to which collateral was pledged shall have had legal capacity to execute the Note Receivable or other document and such Note Receivable and mortgage or other document shall have been duly and properly executed by such parties;
(ee)
such Note Receivable is assignable without restrictions pursuant to the underlying loan documents other than (i) any restriction on transfer to competitors if the Note Receivable is performing and (ii) required consent on transfer so long as no event of default exists and such consent was received by the Originator or is not required with regard to the transfer from the Originator to the Borrower;
(ff)
such Note Receivable is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, or any assertion thereof by the related Account Debtor, nor will the operation of any of the terms of such Note Receivable or any related Note Receivable Document, or the exercise of any right thereunder, including, without limitation, remedies after default, render either the Note Receivable or any related Note Receivable Document unenforceable in whole or in part;
(gg)
either there is only one originally signed note evidencing such Note Receivable and it has been delivered to the Collateral Custodian and such note has been duly authorized and is in full force and effect and, together with the related Note Receivable Documents, constitutes the legal, valid and binding obligation of the Account Debtor of such Note Receivable to pay the stated amount of the Note Receivable and interest thereon; or the Note Receivable is a “noteless” loan and (x) a copy of the loan register with respect to such noteless Note Receivable evidencing registration of such Note Receivable on the books and records of the applicable Account Debtor or bank agent to the name of the Borrower (or its nominee) or (y) a copy of (I) the loan or credit agreement reflecting the Borrower’s commitment thereunder or (II) an assignment agreement in favor of the Borrower as assignee has been delivered to the Collateral Custodian in a manner satisfactory to the Agent;
(hh)
[reserved];
(ii)
if the Note Receivable is made to an Account Debtor which holds any other loans originated by the Originator or an Affiliate thereof, whether such other loan is funded hereunder or through another lender, such Note Receivable contains standard cross-collateralization and cross-default provisions with respect to such other loan;
(jj)
the Note Receivable, together with the Note Receivable Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(kk)
such Note Receivable is not a Fixed-Rate Note Receivable;

(ll)
such Note Receivable is not convertible into stock, warrants, or interests treated as equity for United States federal income tax purposes;
(mm)
such Note Receivable does not provide for payments that are subject to withholding tax, unless the Account Debtor is required to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis or withholding payments are not required;
(nn)
such Note Receivable is subject to a valid and perfected first-priority Lien of Agent subject to Permitted Liens;
(oo)
such Note Receivable has a minimum of two financial covenants, including a covenant that, based on the Servicer’s most recent quarterly credit analysis of such Account Debtor and taking into account the anticipated positive or negative cash flow of the Account Debtor in respect of such Note Receivable, such Account Debtor has Cash Runway of at least three (3) months; provided that such credit analysis is in accordance with the Required Procedures; and
(pp)
such Note Receivable accrues interest payable in cash at a per annum rate equivalent to at least the Benchmark, plus 5.50%.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, Note Receivables that are evidenced solely by Note Receivable Documents and other underlying documents that have been executed electronically and/or the counterparts of which have been delivered by telefacsimile or other electronic method of transmission, may be Eligible Note Receivables, and there is no requirement for any Note Receivable, Note Receivable Document, promissory note or other underlying loan document to be in the form of, or held as, an original to be an Eligible Note Receivable.

2.3
The definition of “Maximum Revolver Amount” in Section 1.1 of the LSA is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

“Maximum Revolver Amounts” means $125~~75~~,000,000, or such other amount of the aggregate Commitments at such time as reflected on Schedule C-1 as then in effect pursuant to this Agreement or any amendment to this Agreement.

2.4
The definition of “Required Lenders” in Section 1.1 of the LSA is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

“Required Lenders” means at any time, the Lenders whose aggregate Pro Rata Shares exceed ~~fifty~~ sixty six and two-thirds percent (~~50~~ 66 2/3%); provided, however, that at any time when there are two or more unaffiliated Lenders, “Required Lenders” must include at least two unaffiliated Lenders whose aggregate Pro Rata Shares exceed ~~fifty~~ sixty six and two-thirds percent (~~50~~ 66 2/3%).

2.5
Section 2.2(b) of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

Extension of Commitment Termination Date. The Borrower may, no later than forty-five (45) days prior to the then current anniversary of the Closing Date, by written notice to the Agent, make written requests for the Lenders to extend the Commitment Termination Date for an additional revolving period of 364 days. The Agent will give prompt notice to each Lender of its receipt of such request for extension of the Commitment Termination Date. Each Lender shall make a determination, in its sole discretion and after a full credit review, not less than fifteen (15) days prior to the then applicable anniversary of the Closing Date as to whether or not it will agree to extend the Commitment Termination Date; provided, however, that the failure of any Lender to make a timely response to the Borrower’s request for extension of the Commitment Termination Date shall be deemed to constitute ~~an acceptance~~ a rejection by such Lender to extend the Commitment Termination Date.

2.6
Section 7.10 of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

Restricted Payments. Make any Restricted Payment; provided, however, that so long as no Event of Default shall have occurred and be continuing or would occur as a result thereof and Agent and Lenders shall have received the financial statements required by Section 6.3 for the most recently completed fiscal quarter, then Borrower may make distributions to the holders of its Stock in an amount not to exceed any amounts distributed to Borrower pursuant to Section 2.4(a) or 2.4(b) to the extent permitted by applicable law; provided, further, nothing contained in this Section 7.10 prohibit any payments to the Investment Manager and the Servicer provided for in Sections 2.4(a) and Section 2.4(b).

2.7
Section 15.1(a) of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):
(a)
No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Lender Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Borrower, do any of the following:
(i)
increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii)
postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)
reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.5(b), which waiver shall be effective with the written consent of the Required Lenders),
(iv)
amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
(v)
amend, modify, or eliminate Section 16.12,
(vi)
other than as permitted by Section 16.12, release Agent’s Lien in and to any of the Collateral;
(vii)
amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”,
(viii)
~~contractually subordinate any of the Agent’s Liens~~ (i) subordinate or have the effect of subordinating any of the Obligations to any other Indebtedness or (ii) subordinate or have the effect of subordinating the Lien securing any of the Obligations on any of the Collateral to any other Lien securing any other Indebtedness,
(ix)
release Borrower from any obligation for the payment of money, or consent to the assignment or transfer by Borrower of any of its rights or duties under this Agreement or the other Loan Documents,
(x)
amend, modify, or eliminate any of the provisions of Section 2.4(a) or (b) Section 16.13 or any other provision in a manner that would alter the priority or pro rata sharing of payments required thereby,
(xi)
amend, modify, or eliminate any of the provisions of Section 14.1(a) to permit Borrower or an Affiliate of Borrower to be permitted to become an Assignee,
(xii)
amend, modify, or eliminate the definition of “Borrowing Base” or any of the defined terms (including the definition of Eligible Note Receivables or Eligible Account Debtor) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definitions of “Maximum Revolver Amount,” or “Excess Concentration Limit”,
(xiii)
amend, modify, or eliminate the definition of “Revolving Credit Availability Period,” “Amortization Commencement Date,” “Amortization Period” or any of the provisions of Section 2.2 or

(xiv)
amend, modify or supplement the Agreement to add definitions of “Restricted Subsidiary”, “Unrestricted Subsidiary”, or any related or similar definitions or any other provision related thereto.
2.8
Section 15.1(b) of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):
(a)
No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Lender Fee Letter, without the written consent of Agent, ~~and~~ Borrower, and all of the Lenders ~~(and shall not require the written consent of any of the Lenders)~~, and (ii) any provision of Section 16 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders,
2.9
Section 15.1(c) of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):
(a)
Anything in this Section 15.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
2.10
The initial paragraph of Exhibit D to the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

Reference is made to that certain Loan and Security Agreement, dated as of February 28, 2025, by and among LAGO Evergreen SPE, LLC, as Borrower (the “Borrower”), LAGO Asset Management LLC, as Investment Manager, LAGO Evergreen Credit~~, LLC~~ (f/k/a LAGO Evergreen Credit, LLC, a Delaware limited liability company), as Servicer and Originator, the Lenders from time to time party thereto, and KeyBank National Association, as the Agent (“Key”) (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan and Security Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan and Security Agreement).

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2, that it requests an Advance under the Loan and Security Agreement.

2.11
Schedule C-1 of the Loan and Security Agreement is hereby amended and restated to read in its entirety as follows (language appearing ~~strikethrough~~ is deleted; language appearing underlined and in bold is added):

Schedule C-1

Commitments

Lender	Commitment
KeyBank National Association	$75,000,000
Axos Bank	$50,000,000
Total	$125~~75~~,000,000

Section 3.
Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the delivery of this Amendment, executed and delivered by duly authorized officers of the parties hereto:
Section 4.
Representations and Warranties. Each Lago Party represents and warrants that:
(a)
each of the conditions set forth in Section 2.14 and Section 3.3 of the Loan and Security Agreement is satisfied;
(b)
it has the power and is duly authorized to execute and deliver this Amendment;
(c)
this Amendment has been duly authorized, executed and delivered by all necessary limited liability company action (or equivalent) on its part;
(d)
this Amendment and each other Loan Document entered into constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;
(e)
it is and will continue to be duly authorized to perform its respective obligations under the Loan Documents and this Amendment (including, with respect to LAGO Evergreen Credit, its obligations entered into as LAGO Evergreen Credit, LLC); and
(f)
both before and after giving effect to this Amendment (x) the covenants, representations and warranties of such party (including, with respect to LAGO Evergreen Credit, its covenants, representations and warranties made as LAGO Evergreen Credit, LLC) set forth in the Loan and Security Agreement, as amended hereby, and the other Loan Documents are true and correct as though made on and as of the date hereof (except to the extent any such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such date) and (y) no event or circumstance has occurred and is continuing which constitutes an Event of Default or a Servicer Termination Event or which would, with the passage of time or the giving of notice or both, constitute an Event of Default or a Servicer Termination Event.
Section 5.
Headings. The headings of the various Sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.
Section 6.
Limited Amendment; Effect on Loan and Security Agreement. This Amendment is limited precisely as written and shall not be deemed to (a) be a consent to a waiver of any other term or condition of the Loan and Security Agreement, the other Loan Documents or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right or rights that the Agent, any Lender or Syndication Agent may now have or may have in the future under or in connection with the Loan and Security Agreement, the other Loan Documents or any documents referred to therein or executed in connection therewith. Except as hereby amended, no other term, condition or provision of the Loan and Security Agreement shall be deemed modified or amended, the Loan and Security Agreement, as amended hereby, is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms and this Amendment shall not be considered a novation. Each reference in the Loan and Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean the Loan and Security Agreement as amended by this Amendment, and each reference in any other Loan Document to “the Loan and Security Agreement”, “thereunder”, “thereof” or words of like import, referring to the Loan and Security Agreement, shall mean and be a reference to the Loan and Security Agreement as amended hereby.
Section 7.
Construction; Severability. This Amendment is a document executed pursuant to the Loan and Security Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be held invalid in a jurisdiction for any reason whatsoever, then, in such jurisdiction, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Amendment.
Section 8.
Execution in Counterparts; Severability; Integration. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail in .pdf format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 9.
Governing Law. This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Section 13 of the Loan and Security Agreement, which terms and provisions are incorporated herein by reference.
Section 10.
Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to the Loan and Security Agreement and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Loan and Security Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LAGO EVERGREEN SPE, LLC,

A Delaware Limited Liability Company, as Borrower

By: /s/ Heather La Freniere

Name: Heather La Freniere

Title: Managing Member

LAGO EVERGREEN CREDIT, as Originator and Servicer

By: /s/ Heather La Freniere

Name: Heather La Freniere

Title: Managing Member

LAGO ASSET MANAGEMENT, LLC, as Investment Manager

By: /s/ Heather La Freniere

Name: Heather La Freniere

Title: Managing Member

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender

By: /s/ Monica Napolitan

Name: Monica Napolitan

Title: Vice President

AXOS BANK, as a Lender

By: /s/ David Park

Name: David Park

Title: EVP